Exhibits 77Q(1)(a) and 77Q(1)(d)


BRIDGEWAY FUNDS, INC.
ARTICLES SUPPLEMENTARY

      Bridgeway Funds, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

	FIRST: Pursuant to the discretionary authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation to classify and reclassify any shares of the Corporation's capital stock, the Board of Directors has duly designated and classified all of the authorized shares of the Large-Cap Growth Fund, Class N class of capital stock, all of which are unissued, into undesignated and unclassified shares of the capital stock of the Corporation.

      SECOND: (a) Immediately prior to the filing of these Articles Supplementary, the Corporation had the authority to issue 1,915,000,000 shares of capital stock, with a par value of $0.001 per share, for an aggregate par value of $1,915,000, which shares were designated and classified as follows:


INFORMATION DISPLAYED IN THE FOLLOWING ORDER:

Class
Number of Shares Classified and Designated


Aggressive Investors 1 Fund
Class N
100,000,000


Ultra-Small Company Fund
Class N
15,000,000


Ultra-Small Company Market Fund
Class N
100,000,000


Small-Cap Growth Fund
Class N
100,000,000



Small-Cap Value Fund
Class N
100,000,000



Large-Cap Growth Fund
Class N
100,000,000



Blue-Chip 35 Index Fund
Class N
130,000,000



Managed Volatility Fund
Class N
50,000,000


Small-Cap Momentum Fund
Class N
100,000,000


Omni Tax-Managed Small-Cap Value Fund
Class N

100,000,000


Omni Small-Cap Value Fund
Class N
100,000,000


Undesignated
920,000,000

      (b) Immediately after the filing of these Articles Supplementary, the Corporation will have the authority to issue 1,915,000,000 shares of capital stock, with a par value of $0.001 per share, for an aggregate par value of $1,915,000, which shares will be designated and classified as follows:

Class
Number of Shares Classified and Designated



Aggressive Investors 1 Fund
Class N
100,000,000


Ultra-Small Company Fund
Class N
15,000,000


Ultra-Small Company Market Fund
Class N
100,000,000


Small-Cap Growth Fund
Class N
100,000,000


Small-Cap Value Fund
Class N
100,000,000


Blue-Chip 35 Index Fund
Class N
130,000,000


Managed Volatility Fund
Class N
50,000,000


Small-Cap Momentum Fund
Class N
100,000,000


Omni Tax-Managed Small-Cap Value Fund
Class N
100,000,000


Omni Small-Cap Value Fund
Class N
100,000,000


Undesignated
1,020,000,000

	THIRD: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of the Corporation's capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

	FOURTH: The Board of Directors of the Corporation, acting at a meeting duly called and held on February 12, 2016, duly authorized and adopted resolutions designating and classifying the capital stock as set forth in these Articles Supplementary.



[signatures begin on next page]



      IN WITNESS WHEREOF, Bridgeway Funds, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its President and attested to by its Secretary on this 12th day of February, 2016; and its President acknowledges that these Articles Supplementary are the act of Bridgeway Funds, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.


ATTEST:            BRIDGEWAY FUNDS, INC.


/s/ Debbie Hanna          /s/ John N.R. Montgomery
Debbie Hanna, Secretary    John N.R. Montgomery, President